Exhibit 99.1

Kymera Therapeutics Announces Third Quarter 2021 Financial Results
and Provides a Business Update

Proof-of-mechanism and proof-of-biology established for first-in-class, oral IRAK4 degrader, KT-474,

in Single Ascending Dose portion of Phase 1 healthy volunteer trial with up to 96% degradation in blood and up to 97% inhibition of cytokines

FDA clearance of Investigational New Drug Application for first-in-class

STAT3 degrader, KT-333

R&D Day Webinar scheduled for December 16, 2021, with first disclosures of KT-474 Multiple Ascending Dose data, new degrader programs in development and new platform expansions

Watertown, Mass. (November 10, 2021) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation to deliver novel small molecule protein degrader medicines, today reported business highlights and financial results for the third quarter ended September 30, 2021.

The company recently reported at the Targeted Protein Degradation (TPD) Summit on October 27th the single ascending dose (SAD) data following completion of dose escalation from the healthy volunteer study of Kymera’s first-in-class, oral IRAK4 degrader, KT-474. The study demonstrated up to 96% degradation of IRAK4 in vivo in peripheral blood mononuclear cells (PBMC) and up to 97% inhibition of multiple disease relevant proinflammatory cytokines. The compound continues to demonstrate a favorable safety profile.

Additionally, the company today announced clearance of its Investigational New Drug (IND) application from the U.S. Food and Drug Administration (FDA) for its first-in-class STAT3 degrader, KT-333, now poised to enter the clinic in patients with liquid and solid tumors before year end.

Kymera announced that the company will be hosting a virtual R&D Day on December 16, 2021. This R&D Day will provide new, key data from the healthy volunteer Multiple Ascending Dose (MAD) portion of the KT-474 Phase 1 trial as well as updates on Kymera’s IRAKIMiD (KT-413) and STAT3 (KT-333) programs. The company will also showcase platform expansions, emerging pipeline programs in development as well as Kymera’s vision, goals and plans for the next 5 years.

“We continue to execute and meet important milestones across our pipeline, including our recent data read-out demonstrating proof-of-mechanism and proof-of-biology in humans through the Single Ascending Dose (SAD) portion of our healthy volunteer Phase 1 study for our lead degrader program, KT-474. We believe these data underscore the potential for this drug to be a best-in-class anti-inflammatory agent as well as further validate our targeted protein degradation platform. We look forward to initiating our KT-333 Phase 1 study in patients with liquid and solid tumors now that the FDA has cleared our IND,” said Nello Mainolfi, PhD, Co-Founder, President and CEO of Kymera Therapeutics. “It is important to highlight that our STAT3 degrader, KT-333, is the first heterobifunctional degrader against an undrugged transcription factor to enter the clinic, another key “first”from the Kymera team this year. This milestone is on the heels of KT-474, which is in the midst of the first placebo-controlled, healthy volunteers Phase 1 study for a targeted protein degrader. We are also very excited to advance our KT-413 IRAKIMiD program towards the clinic and host our first R&D Day event in December, which will showcase the progress we have made and the vision, goals and plans to continue to build Kymera into a fully integrated, best-in-class global targeted protein degradation company.”

Program Updates and Milestones

Kymera is discovering and developing novel small molecule therapeutics designed to selectively degrade disease-causing proteins by harnessing the body’s own natural protein degradation system, with an initial focus on immune-inflammatory diseases and oncology.

IRAK4 Degrader Program

IRAK4 is a key protein involved in inflammation mediated by the activation of toll-like receptors (TLRs) and IL-1 receptors (IL-1Rs). Aberrant activation of these pathways is the underlying cause of multiple immune-inflammatory conditions. KT-474, a potential first-in-class, orally bioavailable IRAK4 degrader, is being developed for the treatment of TLR/IL-1R-driven immune-inflammatory diseases with high unmet medical need, such as atopic dermatitis, hidradenitis suppurativa, rheumatoid arthritis, and other autoimmune inflammatory indications. KT-474 is designed to block TLR/IL-1R-mediated inflammation more broadly compared to monoclonal antibodies targeting single cytokines, and to enable pathway inhibition that is superior to IRAK4 kinase inhibitors by abolishing both the kinase and scaffolding functions of IRAK4. Kymera is collaborating with Sanofi on the development of degrader candidates targeting IRAK4, including KT-474 (SAR444656), outside of the oncology and immuno-oncology fields.

Recent Updates:

•
In October 2021, Kymera presented new safety, pharmacokinetic (PK) and pharmacodynamic (PD) data, from the Single Ascending Dose (SAD) portion of the KT-474 Phase 1 randomized, placebo-controlled healthy volunteer trial, at the 4th Annual Targeted Protein Degradation Summit. The data demonstrated robust, dose-dependent IRAK4 reduction, maintained for up to 6 days, in peripheral blood mononuclear cells (PBMC) measured by mass spectrometry, resulting in mean IRAK4 reduction from baseline of 93-96% achieved at 48 hours post-dose at the top three dose levels, achieving strong proof-of-mechanism. For the first time, proof-of-biology was also established, with inhibition of ex vivo R848- or LPS-mediated induction of multiple disease-relevant pro-inflammatory cytokines and chemokines in whole blood at doses and exposures associated with mean IRAK4 reduction in PBMC of ≥85% at 24-48 hours post-dose. In Cohort 7, mean maximum cytokine inhibition as great as 97% was observed. KT-474 was also well-tolerated.
•
In July 2021, Kymera initiated dosing of healthy volunteers in the multiple-ascending-dose, or MAD, portion of the Phase 1 trial of KT-474. The MAD portion of the trial is designed to evaluate repeat daily dosing of KT-474 for 14 days, beginning with a dose of 25 mg, in healthy volunteers randomized 9:3 to KT-474 or placebo.

Expected Milestones:

•
Presentation of data from the MAD portion of the Phase 1 trial in healthy volunteers (R&D Day, 12/16/21)
•
Initiation of the Phase 1 patient cohort, including patients with hidradenitis suppurativa and atopic dermatitis (1Q22)
•
Presentation of Phase 1 data in AD and HS patient cohort (mid-2022)

IRAKIMiD Degrader Program

IRAKIMiDs are novel heterobifunctional degraders designed to degrade both IRAK4 and IMiD substrates, including Ikaros and Aiolos, with a single small molecule. IRAKIMiDs synergistically target both the MYD88-NFkB and IRF4-Type 1 interferon pathways to enhance and broaden anti-tumor activity in multiple contexts, such as MYD88-mutant diffuse large B-cell lymphoma (DLBCL). KT-413 is being developed initially for the treatment of relapsed/refractory MYD88-mutant DLBCL, with the potential to expand into other MYD88-mutant indications and IL-1R/NFkB-driven malignancies.

Expected Milestones:

•
Clearance of KT-413 IND application to allow for subsequent initiation of Phase 1 clinical trial in relapsed/refractory B cell lymphomas, including MYD88-mutant DLBCL (4Q21)
•
Presentation of additional KT-413 preclinical data and indication expansion strategies (4Q21 and 1H22)
•
Establish Phase 1 proof-of-mechanism in patients (2022)

STAT3 Degrader Program

Kymera is developing selective STAT3 degraders for the treatment of hematological malignancies and solid tumors, as well as autoimmune diseases and fibrosis. STAT3 is a transcription factor activated through a variety of different cytokine and growth factor receptors via Janus kinases (JAKs), as well as through oncogenic fusion proteins and mutations in STAT3 itself. Long considered an “undruggable” target, STAT3 hyperactivation is prominent in numerous liquid and solid tumors, including clinically aggressive lymphomas. Kymera’s STAT3 degraders have demonstrated strong and durable anti-tumor effects in mouse xenograft and syngeneic models of liquid and solid tumors.

Recent Updates:

•
Today, Kymera announced that it received FDA clearance of its IND to evaluate its lead STAT3 degrader candidate, KT-333, in a Phase 1 clinical trial in relapsed/refractory liquid and solid tumors. Kymera expects to commence a Phase 1 clinical trial before year end. KT-333 is the first heterobifunctional degrader against an undrugged transcription factor to enter clinical development.
•
In November 2021, Kymera announced that multiple abstracts were accepted from its STAT3 degrader program at the upcoming Society for Immunotherapy of Cancer’s (SITC) 36th Annual Meeting and 63rd American Society of Hematology (ASH) Annual Meeting. At SITC, Kymera will present new preclinical data demonstrating the therapeutic potential of its STAT3 degraders for the treatment of solid tumors. In an in vivo mouse model of colorectal cancer (CT-26) that is poorly responsive to anti-PD1 monotherapy, a STAT3 degrader was evaluated in combination with anti-PD1 therapy, demonstrating robust anti-tumor synergy and development of immunological memory. At ASH, Kymera will present new preclinical data demonstrating STAT3 degrader KT-333’s potential to be administered intermittently to drive tumor regressions, including in in vivo models of peripheral T-cell lymphomas (PTCL), such as anaplastic large cell lymphoma (ALCL).

Expected Milestones:

•
Initiation of Phase 1 clinical trial of KT-333 in relapsed/refractory liquid and solid tumors (4Q21)
•
Establish Phase 1 proof-of-mechanism in patients (2022)

Platform and Discovery Programs

Kymera is also actively advancing a broad pipeline of preclinical programs across a wide variety of diseases, both internally and in collaboration with existing partners Vertex Pharmaceuticals and Sanofi. The internal programs continue to be focused on undrugged or inadequately drugged nodes within highly validated pathways in immune-inflammatory and oncology indications. Kymera is also developing a new generation of tissue-selective or -restricted degrader medicines with the goal of drugging an entirely new set of protein targets.

Upcoming Events

Kymera plans to host its inaugural R&D Day webinar on Thursday, December 16, 2021, to discuss its lead programs, unveil its new pathway/programs approaching clinical development, provide an expanded view of platform capabilities, as well as outline the Company’s vision and goals for the next five years.

Additional upcoming events include the following:

•
11/11: Credit Suisse 30th Annual Virtual Healthcare Conference
•
11/12: Society for Immunotherapy of Cancer’s (SITC) 36th Annual Meeting

•
11/15: Stifel 2021 Virtual Healthcare Conference
•
11/16: Guggenheim Healthcare Talks 3rd Annual Neuro/Immunology Day
•
11/29-30: Piper Sandler 33rd Annual Healthcare Conference
•
12/1: Evercore ISI 4th Annual HealthCONx Conference
•
12/11-14: 63rd American Society of Hematology (ASH) Annual Meeting
•
1/10-1/13: JP Morgan 40th Annual Health Care Conference

Third Quarter 2021 Financial Results

Collaboration Revenues: Collaboration revenues were $20.3 million for the third quarter of 2021, compared to $14.5 million for the same period of 2020. Collaboration revenues in 2021 include revenue from our Sanofi and Vertex collaborations.

Research and Development Expenses: Research and development expenses were $38.3 million for the third quarter of 2021, compared to $15.8 million for the same period of 2020. This increase was primarily due to expenses related to clinical activities for IRAK4, IND-enabling studies for our IRAKIMiD, and STAT3 programs, investments in our platform and exploratory programs, the Vertex collaboration, as well as an increase in occupancy and related costs due to continued growth in the research and development organization. R&D expenses included $3.4 million and $0.7 million of non-cash stock-based compensation expenses for the third quarters of 2021 and 2020, respectively.

General and Administrative Expenses: General and administrative expenses were $10.7 million for the third quarter of 2021, compared to $6.8 million for the same period of 2020. This increase was primarily due to increases in legal and professional service fees in support of the Company’s growth and an increase in personnel, facility, occupancy, and other expenses from an increase in headcount to support growth as a public company. G&A expenses included $4.0 million and $1.6 million of non-cash stock-based compensation expenses for the third quarters of 2021 and 2020, respectively.

Net Loss: Net loss was $28.6 million for the third quarter of 2021, compared to a net loss of $8.0 million for the same period of 2020.

Cash and Cash Equivalents: As of September 30, 2021, Kymera had $611.1 million in cash, cash equivalents, and investments. Kymera expects that its cash, cash equivalents, and investments, excluding any future potential milestones from collaborations, will enable the Company to fund its operational plans into 2025 while the Company continues to identify opportunities to accelerate growth and expand its pipeline, technologies, and clinical indications.

About Kymera Therapeutics
Kymera Therapeutics (Nasdaq: KMYR) is a clinical-stage biopharmaceutical company founded with the mission to discover, develop, and commercialize transformative therapies while leading the evolution of targeted protein degradation, a transformative new approach to address previously intractable disease targets. Kymera’s Pegasus™ platform enables the discovery of novel small molecule degraders designed to harness the body’s natural protein recycling machinery to degrade disease-causing proteins, with a focus on undrugged nodes in validated pathways currently inaccessible with conventional therapeutics. Kymera’s initial programs are IRAK4, IRAKIMiD, and STAT3, each of which addresses high impact targets within the IL-1R/TLR or JAK/STAT pathways, providing the opportunity to treat a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. Kymera’s goal is to be a global, fully integrated biopharmaceutical company at the forefront of this new class of protein degrader medicines, with a pipeline of novel degrader medicines targeting disease-causing proteins that were previously intractable. Founded in 2016, Kymera is headquartered in Watertown, Mass. Kymera has been named a “Fierce 15” biotechnology company by FierceBiotech and has been recognized by the Boston Business Journal as one of Boston’s “Best Places to Work.” For

more information about our people, science, and pipeline, please visit www.kymeratx.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding its: strategy, business plans and objectives for the IRAK4, IRAKIMiD and STAT3 degrader programs; and plans and timelines for the clinical development of Kymera Therapeutics' product candidates, including the therapeutic potential and clinical benefits thereof. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current preclinical studies and future clinical trials, strategy and future operations; the delay of any current preclinical studies or future clinical trials or the development of Kymera Therapeutics' drug candidates; the risk that the results of current preclinical studies may not be predictive of future results in connection with future clinical trials; Kymera Therapeutics' ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the Quarterly Report on Form 10-Q for the period ended September 30, 2021, expected to be filed on or about November 10, 2021, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics' subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Bruce Jacobs

Chief Financial Officer

investors@kymeratx.com

857-285-5300

Chris Brinzey

Managing Director, Westwicke

chris.brinzey@westwicke.com

339-970-2843

Media Contact:

Tyler Gagnon

Director, Corporate Communications

tgagnon@kymeratx.com

508-904-9446

KYMERA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September30, 2021	December 31, 2020
Assets
Cash, cash equivalents and marketable securities	$611,078	$458,733
Property and equipment, net	12,184	10,841
Other assets	19,191	17,601
Total assets	$642,453	$487,175
Liabilities and Stockholders’ Equity
Deferred revenue	$116,173	$170,390
Other liabilities	43,145	32,897
Total liabilities	159,318	203,287
Total stockholders’ equity	483,135	283,888
Total liabilities and stockholders’ equity	$642,453	$487,175

KYMERA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Collaboration Revenue—from related parties	$20,336	14,533	$57,557	$21,249

Operating expenses:
Research and development	$38,306	$15,778	$99,488	$41,713
General and administrative	10,667	6,838	24,605	13,058
Total operating expenses	48,973	22,616	124,093	54,771
Loss from operations	(28,637)	(8,083)	(66,536)	(33,522)
Other income (expense):
Interest and Other Income	125	125	343	702
Interest and Other Expense	(70)	(28)	(124)	(88)
Total other income:	55	97	219	614
Net loss	$(28,582)	$(7,986)	$(66,317)	$(32,908)
Deemed dividend from exchange of convertible preferred stock	—	—	—	9,050
Net loss attributable to common stockholders	$(28,582)	$(7,986)	$(66,317)	$(41,958)
Net loss per share attributable to common stockholders, basic and diluted	$(0.56)	$(0.39)	$(1.42)	$(5.11)
Weighted average common stocks outstanding, basic and diluted	50,714,846	20,677,392	46,841,636	8,211,003